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                                                                   EXHIBIT 10.89

                             INTERCREDITOR AGREEMENT

                  This Intercreditor Agreement (this "Agreement") dated as of September 25, 2003, among M&I Marshall & Ilsley Bank, SunTrust Bank, First National Bank of Omaha and Fifth Third Bank, Indiana (the "Lenders") and Bank of America, N.A. ("B of A") (and together with the Lenders, the "Senior Lenders") and M&I Marshall & Ilsley Bank, as Agent for the Lenders under the Credit Agreement referred to below. All capitalized terms used herein are used herein as defined in Section 1 hereof.

                                   WITNESSETH:

                  WHEREAS, the Lenders and the Agent are entering into the Credit Agreement with the Borrowers, pursuant to which the Lenders have made and provided, and may continue to make and provide, loans and other financial accommodations to the Borrowers including providing for the issuance of commercial paper;

                  WHEREAS, B of A has heretofore made and provided, and may continue to make and provide, loans and other financial accommodations to one or more of the Borrowers, pursuant to the terms and conditions of the B of A Facility referred to below;

                  WHEREAS, the Senior Lenders wish to execute and deliver this Agreement to define their rights and obligations with respect to each other such that certain payments received by any Senior Lender on account of the Senior Indebtedness shall be shared among all Senior Lenders equally and ratably in accordance with the respective amounts of the Senior Indebtedness then held by each of them, all as further set forth herein; and

                  NOW, THEREFORE, the parties hereto agree as follows:

                  Section 1. DEFINITIONS

                  1.1. The following terms have the following meanings, unless the context otherwise requires:

                  "Acceleration" shall mean the acceleration of all or any part of the Senior Indebtedness.

                  "Affiliate" of any Person shall mean any other Person which directly or indirectly controls, is controlled by or is under common control with such first Person. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" has the meaning stated in the Credit Agreement.

                  "B of A" has the meaning stated in the preamble to this Agreement, and includes any successors and assigns.

                  "B of A Facility" shall mean that credit agreement between one or more of the Borrowers and B of A, dated January 11, 2000, as amended, supplemented or modified from time to time in accordance with the terms thereof.

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                  "Borrowers" shall mean Nelnet, Inc., a Nebraska corporation and National Education Loan Network, Inc., a Nevada corporation.

                  "Collateral" shall mean all property and assets, and interests in property and assets which from time to time secures all or any part of the Senior Indebtedness.

                  "Collateral Documents" shall mean all pledge agreements and any security agreements, mortgages, assignments of intercompany agreements or other agreements, documents or instruments in effect on the date of this Agreement or executed by the Borrowers or any other Company under which the Borrowers or such Company has granted a lien upon or security interest in any property or assets to secure all or any part of the Senior Indebtedness, and all financing statements, certificates, documents and instruments relating thereto or executed or provided in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time.

                  "Companies" shall mean, collectively, the Borrowers and the Guarantors and each individually a "Company".

                  "Credit Agreement" shall mean the Credit Agreement dated as of September 25, 2003, among the Borrowers, the Lenders named therein and M & I Marshall & Ilsley Bank, as Agent, as amended, supplemented or modified from time to time in accordance with the terms thereof.

                  "Enforcement" shall mean (a) an Acceleration, (b) the occurrence of an Event of Default under either Section 10.1 of the Credit Agreement or under Section 10.1 of the B of A Facility, which has not been waived or cured, (c) the early termination of any Senior Indebtedness Agreements, (d) any affirmative action taken by the Senior Lenders to liquidate or dispose of the Collateral or (e) the exercise by any Senior Lender of its rights of set-off against a deposit account of any Company.

                  "Event of Default" shall mean a "Default," as defined in the Credit Agreement, or an "Event of Default", as defined in the B of A Facility.

                  "Guarantors" shall mean each Person which is or may become a guarantor of all or any part of the Senior Indebtedness.

                  "Guaranty Agreements" shall mean those guaranty agreements heretofore or hereafter executed and delivered by any Guarantor, pursuant to which all or any part of the Senior Indebtedness is guaranteed.

                  "Lenders" has the meaning stated in the preamble to this Agreement, and includes any successors and assigns.

                  "Notice of Enforcement" shall mean a written certification given by or on behalf of any Senior Lender to the other Senior Lenders certifying that an Enforcement has occurred.

                  "Person" shall mean an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, governmental agency or other authority.

                  "Pro Rata Portion" shall mean, on any date of determination and with respect to any Senior Lender, the proportion which the portion of the Total Obligations owed to such Senior Lender bears to the Total Obligations owed to all Senior Lenders as of such date.

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                  "Receiving Lender" has the meaning stated in Section 3.3.

                  "Senior Indebtedness" shall mean the Obligations as defined in the Credit Agreement and the Obligations as defined in the B of A Facility. The term "Senior Indebtedness" shall include all of the foregoing Obligations whether or not allowed as a claim in any bankruptcy, insolvency, receivership or similar proceeding.

                  "Senior Indebtedness Agreements" shall mean, collectively, (a) the Loan Documents as defined in the Credit Agreement, and (b) the Loan Documents as defined in the B of A Facility.

                  "Shared Payment" shall mean any payment of any kind received by any Senior Lender on or after the occurrence and during the continuance of an Enforcement on account of any of the Senior Indebtedness (including, without limitation, any proceeds of Collateral and any proceeds resulting from a set-off of a deposit account (whether or not with respect to any Senior Indebtedness) and any payment or distribution made in the context of any bankruptcy, insolvency or reorganization proceeding).

                  "Total Obligations", shall mean, as of any date of determination, the sum of the Obligations (as defined in the Credit Agreement) and the Obligations (as defined in the B of A Facility) outstanding on such date.

                  1.2. Certain Other Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to this Agreement unless otherwise specified. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

                  Section 2. LIEN ISSUES; OTHER MATTERS.

                  2.1. Lien Priorities. The parties to this Agreement expressly agree that the security interests and liens granted to the Senior Lenders and/or the Agent shall secure the Senior Indebtedness on a pari passu basis for the benefit of the Senior Lenders, notwithstanding the relative priority or the time of grant, creation, attachment or perfection under applicable law of any security interests and liens, if any, of the Senior Lenders upon or in any of the Collateral to secure any Senior Indebtedness, whether such security interests and liens are now existing or hereafter acquired or arising and whether such security interests and liens are in or upon now existing or hereafter arising Collateral.

                  2.2. Senior Lender Credit Decision. Each Senior Lender acknowledges that it has, independently and without reliance upon any other Senior Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Senior Indebtedness Agreements. Each Senior Lender also acknowledges that it will, independently and without reliance upon any other Senior Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Senior Indebtedness Agreements.

                  2.3. Distributions and Consents. Each of the Senior Lenders hereby agrees, on five business days' notice from any Senior Lender, to confirm to all Senior Lenders in writing the outstanding balance of the Senior Indebtedness (itemized as to principal, interest, fees and other amounts, if any), owing to such Senior Lender as of the date of such notice.

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                  Section 3. PAYMENTS, ETC.

                  3.1. Permitted Payments. Prior to the occurrence of an Enforcement, each Senior Lender may receive from any Company and retain for its own account (subject to requirements of pro rata sharing among Lenders under the Credit Agreement), all payments of any Senior Indebtedness owing to the Senior Lenders or any of them provided for in the Senior Indebtedness Agreements.

                  3.2. Notice of Enforcement. Each Senior Lender shall give a Notice of Enforcement to all other Senior Lenders as soon as possible, but in any event, within ten days of becoming aware of the occurrence of an Enforcement in respect of any of the Senior Indebtedness owed to such Senior Lender.

                  3.3. Turnover of Payments. Each Senior Lender that receives any Shared Payment by or on behalf of any of the Companies or otherwise from any Person or source (any such Senior Lender, a "Receiving Lender") shall, immediately after receipt of a Notice of Enforcement (or, if such Senior Lender gave such Notice of Enforcement, therewith), or, if later, immediately upon receipt of such Shared Payment, notify all other Senior Lenders in writing of the amount and date of receipt of such Shared Payment and deliver to each other Senior Lender its Pro Rata Portion of such Shared Payment. Each delivery of any Shared Payment shall be accompanied by a written calculation of the amount of the Shared Payment owing to each Senior Lender. Such calculation shall be deemed correct unless any Senior Lender delivers notice of dispute within thirty days of such Senior Lender's receipt of the calculation.

         Notwithstanding the foregoing, to the extent that any amounts available for distribution pursuant to this Section 3.3 are attributable to the Senior Indebtedness that related to outstanding commercial paper under the Credit Agreement, such amounts shall be held in a reserve or other account unavailable to the Companies (the "Reserve Account") to be established by the Agent. Amounts in the Reserve Account shall be used from time to time to the extent allocated to commercial paper, to pay the applicable loan and reimbursement obligations for which such amounts were held in reserve as they become due. Any amounts remaining in the Reserve Account following the expiration or satisfaction in full of the Senior Indebtedness for which such amounts were held in reserve shall be applied against any Senior Indebtedness remaining unpaid in accordance with the then applicable Pro Rata Portions.

                  3.4. Invalidated Payments. If any amount remitted by any Receiving Lender to any Senior Lender, in accordance with the provisions of this Agreement, is subsequently returned or repaid (or required to be returned or repaid) by such Receiving Lender to any of the Companies or their representatives or successors in interest, whether by court order, settlement or otherwise, the Senior Lender receiving a portion of such payment shall, promptly upon its receipt of notice thereof from such Receiving Lender, pay such Receiving Lender the portion received by it of such returned or repaid amount. If any such amounts are subsequently recovered by such Receiving Lender from any of the Companies or their representatives or successors in interest, such Receiving Lender shall redistribute such amounts to the Senior Lenders on the same basis as such amounts were originally distributed. The obligations of the Senior Lenders under this Section 3.4 shall survive the repayment of the Senior Indebtedness and termination of the Senior Indebtedness Agreements.

                  3.5. Receiving Lender to be Subrogated to Rights of Other Senior Lenders. Any Receiving Lender that has remitted any portion of a Shared Payment received by it to the other Senior Lenders as provided in Section 3.3 shall, to the extent of such remittance distributable to any other Senior Lender, be subrogated to the rights of each of such other Senior Lenders to receive payments from the Companies applicable to the Senior Indebtedness owed to such other Senior Lenders, until all Senior Indebtedness owed to such Receiving Lender shall be paid in full, and for purposes of such subrogation, no payment by such Receiving Lender to such other Senior Lenders shall, as between the Companies or

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any of them, their respective creditors other than the holders of any Senior
Indebtedness, and the holders of any Senior Indebtedness, be deemed to be a payment by any of the Companies to such other Senior Lenders or on account of their Senior Indebtedness, it being understood that the provisions of this
Section 3.3 are, and are intended, solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness.

                  3.6. Changes in Senior Indebtedness. If, following any payments pursuant to Section 3.4, the amount of outstanding Senior Indebtedness held by any Senior Lender is determined to be different than the amount used to calculate such distribution (other than as a result of such distribution), whether due to the invalidation of any payment made to any Senior Lender which is not addressed in Section 3.4, a mistake in fact or otherwise, (subject to Section 3.3) then the Senior Lenders shall apply the principles set forth in
Section 3.4 to reallocate any amounts previously distributed pursuant to Section 3.4.

                  Section 4. MODIFICATIONS OF SENIOR INDEBTEDNESS. No Lender shall increase the aggregate Commitment (as defined in the Credit Facility) under the Credit Facility, and B of A shall not increase the Commitment under the B of A Facility.

                  Section 5. SENIOR LENDERS' WAIVERS. No waiver shall be deemed to be made by Senior Lenders of any of their rights hereunder, unless the same shall be in writing signed on behalf of Senior Lenders, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of Senior Lenders or the obligations of Subordinated Creditor to Senior Lenders in any other respect at any other time.

                  Section 6. PRIORITIES. The priorities specified hereinabove are applicable irrespective of the time or order of attachment or perfection of any security interest or other interests referred to herein, the time or order of filing of financing statements or mortgages, the acquisition of purchase money or other security interests, or the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests. The priorities specified herein are not conditioned upon the nonavoidability or perfection of Senior Lenders' security interests in any Collateral for the Senior Indebtedness.

                  Section 7. REPRESENTATIONS AND WARRANTIES.

                  Each Senior Lender represents and warrants to the other Senior Lenders that:

                  7.1. It has full power, authority and legal right to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement will not violate any provision of any instrument or agreement to which it is a party or by which it or any of its properties is subject or bound;

                  7.2. No consent, license, approval or authorization of, or registration or declaration with, any governmental instrumentality, domestic or foreign, is required in connection with the execution, delivery or performance by it of this Agreement;

                  7.3. This Agreement constitutes its legal, valid and binding obligation and is enforceable against it in accordance with its terms;

                  7.4. It has not heretofore assigned or transferred any of the Senior Indebtedness owing to it, or any interest therein; and

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                  7.5.     It has not heretofore entered into an agreement
similar to this Agreement in respect of the Senior Indebtedness owing to it.

                  Section 8. NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be in writing delivered by hand delivery, reputable overnight courier service or certified mail, return receipt requested, with charges prepaid, addressed as follows:

            If to Senior Lenders, to:    Bank of America, N.A.
                                         901 Main Street, 66th Floor
                                         Dallas, Texas 75202
                                         Attention: Shelly Harper

                                         Fifth Third Bank, Indiana
                                         251 North Illinois Street, Suite 1000
                                         Indianapolis, IN 46204
                                         Attention: Andy Cardimen

                                         First National Bank of Omaha
                                         1620 Dodge Street, Stop 1196
                                         Omaha, NE 68197
                                         Attention: Brock Taylor

                                         M&I Marshall & Ilsley Bank
                                         770 North Water Street
                                         Milwaukee, Wisconsin 53202
                                         Attention: Patrick J. Haney

                                         SunTrust Bank
                                         200 West Forsyth Street
                                         Jacksonville, FL 32202
                                         Attention: Michael A. Green

or in accordance with the last unrevoked written direction from the applicable party to the other party hereto. All notices shall be effective when hand delivered or sent by confirmed telecopy, one business day after sent by reputable overnight courier or three (3) business days after sent by certified mail, return receipt requested.

                  Section 9. SEVERABILITY. The provisions of this Agreement are independent of and separate from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

                  Section 10. MISCELLANEOUS

                  10.1. Governing Law and Amendments. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF WISCONSIN AND SHALL BE CONSTRUED AND ENFORCED

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IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS
OF SUCH STATE (WITHOUT RESPECT TO CONFLICTS OF LAW PROVISIONS THEREOF WHICH
COULD RESULT IN THIS AGREEMENT BEING GOVERNED BY THE LAWS OF ANY OTHER JURISDICTION), BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THIS AGREEMENT MAY NOT BE MODIFIED OR AMENDED ORALLY BUT ONLY BY AN INSTRUMENT
IN WRITING EXECUTED BY THE PARTIES AGAINST WHOM ENFORCEMENT OF ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT.

                  10.2. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one agreement, and shall constitute a binding agreement when executed by each of the parties hereto.

                  10.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto including any assignees of the Senior Indebtedness and/or the Senior Indebtedness Agreements. Each Senior Lender agrees that it will not assign any of the Senior Indebtedness absent an acknowledgment and acceptance by the assignee thereof of the terms of this Agreement.

                  10.4. Termination. This Agreement shall terminate upon the payment in full of all Senior Indebtedness and termination of the Senior Indebtedness Agreements.

                  10.5. Cooperation. Each Senior Lender agrees (a) to provide accurate information to the other Senior Lenders as to the amount of its outstanding Senior Indebtedness and to promptly provide updated information to correct any errors of which it becomes aware, (b) to cooperate fully with each other Senior Lender, in the exercise of its reasonable judgment, to the end that the terms and provisions of this Agreement may be promptly and fully carried out, and (c) from time to time, to execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and the intent of this Agreement.

                  10.6. No Third Party Beneficiaries. No Person, including, without limitation, the Companies and their respective Affiliates, other than the Senior Lenders, the Agent and their respective successors and assigns, shall have any rights under this Agreement.

                  10.7. Contesting Liens or Security Interests; No Partitioning or Marshalling of Collateral: Contesting Senior Indebtedness.

                           (i) None of the Senior Lenders shall contest the
                  validity, perfection, priority or enforceability of or seek to avoid, have declared fraudulent or have put aside any lien or security interest granted to the Senior Lenders and each party hereby agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such liens or security interests. Each party shall also use its best efforts to notify the other parties of any change in the location of any of the Collateral or the business operations of any Company or of any change in law which would make it necessary or advisable to file additional financing statements in another location as against any Company with respect to the liens and security interests intended to be created by the Collateral Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any other party to this Agreement and any third party.

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                           (ii) None of the Senior Lenders shall contest the
                  validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any Senior Indebtedness (including, without limitation, any Guaranty Agreement). In the event any Senior Indebtedness is invalidated, avoided, declared fraudulent or set aside for the benefit of any Company, the Senior Lenders agree that such Senior Indebtedness shall nevertheless be considered to be outstanding for all purposes of this Agreement.

                  10.8. Bankruptcy Proceedings. Nothing contained herein shall limit or restrict the independent right of any Senior Lender to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear to be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any question concerning the post-petition usage of collateral and post-petition financing arrangements, provided such initiating Senior Lender provides all other Senior Lenders notice of the initiation of any such action prior thereto or as soon as practicable thereafter. This Agreement shall survive the commencement of any such bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding. Nothing contained herein shall be deemed to supersede the class voting provisions for confirming a plan of reorganization in any chapter 11 case of any of the Companies.

                  10.9. Exercise of Remedies. Nothing contained herein shall be deemed to require any Senior Lender to exercise any right of set-off or any other remedy against any Company, whether arising under any Senior Indebtedness Agreement or otherwise.

                  10.10. Limitation on Liens. Except with respect to the $50,000,000 Irrevocable Standby Letter of Credit No. 3056037 dated May 23, 2003, issued by B of A, (a) neither the Agent nor any Senior Lenders shall take or receive, nor permit to exist, a security interest in or lien upon any of the property or assets of any Company as security for the payment of any indebtedness of any Company other than the Senior Indebtedness, nor (b) shall the Agent, nor any Senior Lender take or receive, nor permit to exist, a security interest in or a lien upon any of the property or assets of any Company as security for payment, other than any Senior Indebtedness. The existence of a common law lien on deposit accounts shall not be prohibited by the provisions of this Section 10.10 provided that any realization on such lien and the application of the proceeds thereof shall be subject to the provisions of this Agreement.

                  10.11. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

                           [signature pages to follow]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                           LENDERS:

                           M & I MARSHALL & ILSLEY BANK as
                           Agent and Lender under the Credit Agreement

                           By: /s/ Patrick J. Haney
                              ----------------------------------
                           Attest: /s/ Brandon P. Moran

                           SUNTRUST BANK, as a Lender under
                           the Credit Agreement

                           By: /s/ [ILLEGIBLE]
                              ----------------------------------
                           Title: BANKING OFFICER

                           FIRST NATIONAL BANK OF OMAHA, as
                           a Lender under the Credit Agreement

                           By: /s/ Brock Taylor
                              ----------------------------------
                           Title: OFFICER

               [Signature Page 1 of 2 to Intercreditor Agreement]

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

                           FIFTH THIRD BANK INDIANA as a Lender
                           under the Credit Agreement

                           By: /s/ Andrew Cardimen
                              ----------------------------------
                           Title: VICE PRESIDENT

                           BANK OF AMERICA, N.A., as a lender under the B of A Facility

                           By: /s/ SHELLY K. HARPER
                              ----------------------------------
                           Title: PRINCIPAL

Acknowledged and Agreed as of this 25th day of September, 2003:

NELNET, INC.

By: /s/ Terry Heimes
   ----------------------------------
Title: Chief Financial Officer
      -------------------------------

NATIONAL EDUCATION LOAN NETWORK, INC.

By: /s/ Terry Heimes
   ----------------------------------
Title: Chief Financial Officer
      -------------------------------

               [Signature Page 2 of 2 to Intercreditor Agreement]

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